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                                                                    Exhibit d(5)


                    INTERIM INVESTMENT SUB-ADVISORY AGREEMENT


This AGREEMENT made this 29th day of August, 2001, by, between and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as "VALIC," T. ROWE PRICE ASSOCIATES, INC., hereinafter referred to as the "SUB-ADVISER," and NORTH AMERICAN FUNDS VARIABLE PRODUCT SERIES I, hereinafter referred to as the "FUND."

         VALIC and the SUB-ADVISER recognize the following:

                  (a) VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended ("Advisers Act").

                  (b) VALIC is engaged as the investment adviser of the FUND, an investment company organized under the general corporation laws of Maryland, as a series type of investment company issuing separate classes (or series) of shares of common stock and is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

                  (c) The FUND currently consists of twenty-one portfolios ("Funds"), including the North American - T. Rowe Price Science & Technology Fund (the "Covered Fund").

                  (d) The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

                  (e) VALIC desires to enter into an Interim Investment Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund which VALIC determines from time to time to assign to the SUB-ADVISER.

         VALIC and the SUB-ADVISER AGREE AS FOLLOWS:

1.       SERVICES RENDERED AND EXPENSES PAID BY THE SUB-ADVISER

         The SUB-ADVISER, subject to the control, direction, and supervision of VALIC and the FUND's Board of Trustees and in conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state laws and regulations, including the diversification requirements pursuant to section 817(h) and Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), the FUND's Declaration, Bylaws, registration statements, prospectus and stated investment objectives, policies and restrictions and any applicable procedures (which procedures to the extent they govern transactions involving affiliates, will identify any affiliate of VALIC or the Fund) adopted by the FUND's Board of Trustees (provided that (i) the FUND or VALIC has provided the SUB-ADVISER with copies of all applicable provisions of the foregoing FUND documents which relate to the investment and management of the FUND and promptly notifies the SUB-ADVISER of any changes in such FUND documents and (ii) VALIC informs the SUB-ADVISER of all applicable state insurance laws relating to the investment and management of the FUND, including restrictions or limitations on investments in the Fund, and promptly notifies the SUB-ADVISER of any changes in such laws or restrictions) shall:

                  (a) manage the investment and reinvestment of the assets of the Covered Fund including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the


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                  industries and companies to be represented in each Covered
                  Fund's portfolio, and the formulation and implementation of investment programs.

                  (b) maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund's account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER's control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.

         In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain for the Covered Fund the most favorable overall price and execution. Subject to approval by the FUND's Board of Trustees of appropriate policies and procedures, the SUB-ADVISER may cause the Covered Fund to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services, including statistical data, to the SUB-ADVISER. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting according to such authorization.

          The SUB-ADVISER will make available to VALIC and the FUND promptly upon their request all of the Covered Fund' investment records and ledgers to assist VALIC and the FUND in compliance with respect to each Covered Fund's securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish the FUND's Board of Trustees such periodic and special reports as VALIC and the FUND's Board of Trustees may reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Fund are being conducted in a manner consistent with applicable laws and regulations. VALIC and the SUB-ADVISER will not disclose or use any records or information obtained pursuant to this Agreement (excluding investment research and investment advice) in any manner whatsoever except as expressly authorized in this Agreement, or in the ordinary course of business of performing the services described herein and will keep confidential any information obtained pursuant to this service relationship, and disclose such information only if VALIC and the SUB-ADVISER or the Board of Trustees of the FUND has authorized such disclosure, or if such information is or hereafter becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state authorities or as may be required by the legal process or in connection with any litigation arising out of this Agreement.

         Should VALIC at any time make any definite determination as to investment policy and notify the SUB-ADVISER of such determination, the SUB-ADVISER shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked.

         The SUB-ADVISER will not hold money or investments on behalf of the FUND. The money and investments will be held by the Custodian of the FUND. The SUB-ADVISER will arrange for the transmission to the Custodian for the FUND, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable it to perform its administrative responsibilities with respect to the Covered Fund.

         The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent VALIC or the FUND other than in furtherance of the SUB-ADVISER's duties and responsibilities as set forth in this Agreement.

         The SUB-ADVISER may on occasion when the purchase or sale of a security is deemed to be in the best interest of the FUND as well as any other investment advisory clients, to the extent permitted by applicable laws and regulations, but shall not be obligated to aggregate the securities sold or purchased with those of its other


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         clients where such aggregation is not inconsistent with the policies set forth in the FUND's registration statement.

         Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC's expenses, except that VALIC shall in all events pay the compensation described in Section 2 of this Agreement.

2.       COMPENSATION OF THE SUB-ADVISER

         The FUND, out of the assets of the Covered Fund, shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on the Covered Fund's average monthly net asset value computed for the Covered Fund as provided for herein and in the fee schedule attached hereto as Schedule A.

         The average monthly net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in the FUND's Declaration, for each business day during a given calendar month. The FUND, our of the assets of the Covered Fund, shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than thirty (30) days following the end of the month.

         If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

         VALIC hereby agrees that it shall not be entitled to any fees from the FUND in respect of the Covered Fund to the extent of any fees paid hereunder directly to the SUB-ADVISER.

3.       SCOPE OF THE SUB-ADVISER'S ACTIVITIES

         The SUB-ADVISER, and any person controlled by or under common control with the SUB-ADVISER, shall remain free to provide similar investment advisory services to other persons or engage in any other business or activity which does not impair the services which the SUB-ADVISER renders to the Covered Fund.

         Except as otherwise required by the 1940 Act, any of the shareholders, directors, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.

         The SUB-ADVISER shall not be liable to VALIC, the FUND, or to any shareholder in the FUND, and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER.

         VALIC shall perform quarterly and annual tax compliance tests and promptly furnish reports of such tests to the SUB-ADVISER after each quarter end to ensure that the Fund is in compliance with Subchapter M of the Code and Section 817(h) of the Code. VALIC shall apprise the SUB-ADVISER promptly after each quarter end of any potential non-compliance with the diversification requirements in such Code provisions. If so advised, the SUB-ADVISER shall take prompt action so that the Fund(s) comply with such Code diversification provisions, as directed by VALIC.

4.       REPRESENTATIONS OF THE SUB-ADVISER AND VALIC

         The SUB-ADVISER represents, warrants, and agrees as follows:


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         (a) The SUB-ADVISER (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

         (b) The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC and the FUND with a copy of such code of ethics together with evidence of its adoption.

         (c) The SUB-ADVISER has provided VALIC and the FUND with a copy of its Form ADV as most recently filed with the SEC and will promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to VALIC.

         VALIC represents, warrants, and agrees as follows:

         VALIC: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

5.       TERM OF AGREEMENT

         This Agreement shall become effective as to the Covered Fund as of the date hereof and will continue in effect until a new Investment Sub-Advisory Agreement is approved by shareholders of the Covered Fund or for 150 days, whichever is less.

         This Agreement shall automatically terminate in the event of its assignment, as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and the FUND as it relates to the Covered Fund. The Agreement may be terminated as to the Covered Fund at any time, without the payment of any penalty, by vote of the FUND's Board of Directors or by vote of a majority of the Covered Fund's outstanding voting securities on at least 60 days' prior written notice to the SUB-ADVISER. This Agreement may also be terminated by VALIC: (i) on at least 60 days' prior written notice to the SUB-ADVISER, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on at least 60 days' prior written notice to VALIC.

6.       OTHER MATTERS

         The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fitted to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract


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         pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or the FUND with respect to them.

         The SUB-ADVISER agrees that all books and records which it maintains for the FUND are the FUND's property. The SUB-ADVISER also agrees upon request of VALIC or the FUND, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         VALIC has herewith furnished the SUB-ADVISER copies of the FUND's Prospectus, Statement of Additional Information, Declaration and Bylaws as currently in effect and agrees during the continuance of this Agreement to furnish SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Until VALIC delivers any amendments or supplements to the SUB-ADVISER, the SUB-ADVISER shall be fully protected in relying on the documents previously furnished to it.

         The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of the FUND by any of the persons whose names, addresses and specimen signatures will be provided by VALIC from time to time. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority, notwithstanding that it shall subsequently be shown that the same was not given or signed or sent by an authorized person.

         VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to interest holders of the FUND or the public that refer in any way to the SUB-ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. It is understood that the name "T. Rowe Price" or "T. Rowe" or any derivative thereof, any trade name, trade device, service mark, symbol or logo associated with the names are the valuable property of the SUB-ADVISER and that VALIC has the right to use such name (or simulation or logo), in offering materials of the Fund with the prior written approval of the SUB-ADVISER and for so long as the SUB-ADVISER is a SUB-ADVISER to the Fund. Upon termination of this Agreement between the Fund, VALIC and the SUB-ADVISER, the Fund and VALIC shall forthwith cease to use such name (or simulation or logo). In the event of termination of this agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and the FUND as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder.

         VALIC agrees to indemnify the SUB-ADVISER for losses and claims which arise (i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Investment Sub-Advisory Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the FUND, except insofar as any such statement or omission was made in reliance on information provided by the SUB-ADVISER or its affiliates.

         The SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise (i) as a result of a failure by the SUB-ADVISER to provide the services or furnish the materials required under the terms of this Investment Sub-Advisory Agreement, including actions which may be based upon any willful malfeasance, bad faith, or gross negligence of or by reckless disregard of, the SUB-ADVISER's obligations and/or duties under this Agreement by the SUB-ADVISER or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials,


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         reports, advertisements, sales literature, or other materials pertaining to the FUND to the extent any such statement or omission was made in reliance on information provided by the SUB-ADVISER or its affiliates.


7.       APPLICABILITY OF FEDERAL SECURITIES LAWS

         This Agreement shall be interpreted in accordance with the laws of the State of Texas and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.


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         The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

                                 THE VARIABLE ANNUITY LIFE INSURANCE COMPANY



                                 By:____________________________________________
                                 Name:   Mary Cavanaugh
                                 Title:  Senior Vice President, General Counsel
                                         and Secretary
ATTEST:



_______________________________




                                 T. ROWE PRICE ASSOCIATES, INC.



                                 By:____________________________________________
                                 Name:
                                 Title:
ATTEST:



_______________________________




                                 NORTH AMERICAN FUNDS VARIABLE PRODUCT SERIES I



                                 By:____________________________________________
                                 Name:
                                 Title:
ATTEST:



_______________________________


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